EXHIBIT 99.1


Contact:                                              Investor Contact:
Thomas N. Konatich                                    Dianne Will
SIGA Technologies, Inc.                               Willstar Consultants, Inc.
Chief Financial Officer                               (518) 398-6222
(212) 672-9100                                        dwill@willstar.net


            SIGA ANNOUNCES THE APPOINTMENT OF BERNARD L. KASTEN, M.D.
                           AS CHIEF EXECUTIVE OFFICER


New York, July 6, 2004 -- SIGA Technologies, Inc. (NASDAQ: SIGA) today announced the appointment of Bernard L. Kasten, M.D. as its Chief Executive Officer. Dr. Kasten joins SIGA following eight years at Quest Diagnostics where he was Vice President of Medical Affairs of its MedPlus subsidiary. During his career at Quest, he also served as Vice President, Business Development for Science and Medicine and Chief Laboratory Officer.

Dr. Kasten is a graduate of the Ohio State University College of Medicine and is a Diplomate of the American Board of Pathology with Certification in Anatomic and Clinical Pathology with sub-specialty certification in Medical Microbiology. He completed his residency training at the Clinical Center of the National Institutes of Health and National Cancer Institute in Bethesda, Maryland. He is the author of many professional and scientific articles and is a Principal Author of the "Infectious Disease Handbook" 5th Edition Lexi-Comp Inc, Hudson, OH, 2002.

Dr. Kasten has been a member of SIGA's Board of Directors since May 2003.

"SIGA`s research and development efforts have yielded technology which positions the Company to lead in the development of a next generation intranasally/orally administrated vaccine effective in protecting the general population and military from the rapidly emerging threat posed by smallpox used as an agent of bioterrorism." stated Dr. Kasten. "In addition, the small molecule, antiviral and antimicrobial agents in development at SIGA have the potential to become important medical counter measures for viral and microbial agents used as weapons of mass destruction."

SIGA's Chairman Donald G. Drapkin stated "The addition of Dr. Bernard L. Kasten with his recognized domain expertise in Medical Microbiology, interest in vaccine and drug design and a history of successful medical innovation provides SIGA with the leadership to emerge as a sector pacesetter in the development, production and commercialization of products to be used in combating agents of biological warfare."

About SIGA Technologies, Inc.
SIGA Technologies is applying bacterial genomics in the design and development of novel products for the prevention and treatment of serious infectious diseases, with an emphasis on products for biological warfare defense. SIGA has the potential of becoming a significant force in the discovery of vaccine and pharmaceutical agents to fight emerging pathogens. SIGA's product development programs emphasize the increasingly serious problem of drug resistant bacteria and emerging pathogens.

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SIGA's vaccine and drug platforms are based on its pioneering research into the structure, function and processing of bacterial surface proteins. SIGA is leveraging these platforms through multiple strategic partners, including the National Institutes of Health and TransTech Pharma. For more information about SIGA, please visit SIGA's Web site at www.siga.com.

This news release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding the efficacy and intended utilization of SIGA's technologies under development, are not guarantees of future performance. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risk that potential products that appeared promising in early research or clinical trials to SIGA or its collaborators do not demonstrate efficacy or safety in subsequent pre-clinical or clinical trials, and the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market products tested in such trials. More detailed information about SIGA and the factors discussed above is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and in other documents that SIGA has filed with the U.S. Securities and Exchange Commission. Investors and security holders are urged to read those documents free of charge at the Commission's web site at www.sec.com. Those documents may also be obtained free of charge from SIGA. SIGA does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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